UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 6, 2019

JIN WAN HONG INTERNATIONAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-197724	30-0809134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1101, Block E, Guang Hua Yuan, 2031 Bin He Nan Road

FuTian District, Shenzhen City, China

 (Address of principal executive offices)(Zip Code)

+ 86 189-4831-9148

(Registrant's telephone number)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On March 6, 2019 Jin Wan Hong International Holdings Limited (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Jin Wan Hong (BVI) International Holdings Limited, a company incorporated in the British Virgin Islands (“Jin Wan BVI”, which is the holding company for Shenzhen Qianhai Jin Wanhong Industrial Co., Ltd. (“Shenzhen Qianhai”), and the shareholders of Jin Wan BVI (“Jin Wan BVI Shareholders”) listed on the Signature Page whereby upon consummation of the transactions contemplated by the Share Exchange Agreement, Jin Wan BVI will become a 100% wholly-owned subsidiary of the Company.

Pursuant to the Share Exchange Agreement the Company agreed to issue an aggregate of 67,000,000 shares of its common stock (with standard restrictive legend) to the Jin Wan BVI Shareholders in exchange for 100% of the issued and outstanding equity of Jin Wan BVI (as more fully set forth in the Share Exchange Agreement).

The closing of the transactions set forth in the Share Exchange Agreement are subject to the satisfaction (or waiver) of certain conditions, including but not limited to the completion, to Jin Wan Nevada’s satisfaction, of an audit of Jin Wan BVI’s financial statements from inception to June 30, 2018 by the Company’s independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The foregoing summary of the terms of the Asset Purchase Agreement which is subject to, and qualified in its entirety, by such agreement which agreement is included as an exhibit to this Report and is incorporated herein by reference.

The Company filed (and mailed copies to our shareholders) a Definitive Schedule 14C with the SEC containing reference to the actions described in this item and the Plan and the Amendment described in Items 5.02 and 5.03 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2018, the Board of Directors of the Company approved the creation of the Jin Wan Hong International Holdings Limited 2018 Equity Incentive Plan (the “Plan”), which the Majority Stockholders approved on October 29, 2018.

The Plan provides for the grant of incentive stock options (subject to applicable shareholder approval), nonstatutory stock options, restricted stock awards), stock appreciation rights, restricted share units, and performance awards. Eligible recipients under the plan include the Company’s directors, employees and individual consultant(s) who render(s) bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company).

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The maximum number of shares of common stock that may be issued under the Plan is 5,000,000.

In the event of a stock dividend, stock split or other change in our capital structure, the Administrator of the Plan will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change.

The Plan is filed with this report as an Exhibit and is incorporated herein by reference. The foregoing description is subject to, and qualified in entirety, to the Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2019, the Company filed an amendment to the Articles of Incorporation in order to:

(a)	Increase the number of authorized shares of Common Stock to 200 Million;

(b)	Authorize 20 Million shares of Preferred Stock; and

(c)	Designate Five Million shares of Preferred Stock as “Series A Preferred Stock” with the rights, designations and preferences as set forth in the Certificate of Designation for the Series A Preferred Stock (“the Certificate of Designation”).

(d)	The rights, preferences and designations of the Series A Preferred Stock are set forth in the Certificate of Designation for the Series A Preferred Stock annexed hereto.

A summary of the material rights, preferences and designations of the Series A Preferred Stock are set forth below:

•	The holders of the Series A Preferred Stock shall be entitled to receive Common Stock dividends when, as, if and in the amount declared by the directors of the Company to be paid in cash or in the then current market value of the Company’s common stock.

•	On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of Series A Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by ten (10). Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

•	Each share of Series A Preferred Stock shall be convertible, at the option of the holder(s), into ten (10) shares of the Company’s Common Stock. Such right to convert shall commence as of the original issuance date of such share of Series A Preferred Stock and shall continue thereafter for a period of five years.

The foregoing summary of the terms of the material rights, preferences and designations of the Series A Preferred Stock is subject to, and qualified in its entirety, by the Certificate of Designation for the Series A Preferred Stock which is included as an exhibit to this Report and are incorporated herein by reference.

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On or about October 29, 2018, the Stockholders holding 8,097,000 out of 8,100,000 shares of our Common Stock approved the following actions by written consent in lieu of a meeting of Stockholders:

(i)

Enter into a Letter of Intent with Shenzhen Qianhai. As Shu Feng Lu, the sole director and President of the Company, is also the principal owner of Shenzhen Qianhai, Mr. Teng Fei Ma (CEO, CFO, and Secretary of the Company) was authorized to negotiate, execute, deliver, and perform and enter into in the name and on behalf of the Company, the Letter of Intent, the related agreements contemplated therein (including the Share Exchange Agreement), and such other documents relating thereto, his approval of such Letter of Intent and documents evidenced by his execution thereof, and to take such other actions as he may deem necessary or advisable, for the purpose of effecting the transactions contemplated thereby.

(ii)	Amendment to the Articles of Incorporation in the form attached hereto as Exhibit A (the “Amendment”) in order to:

(a)	Increase the number of authorized shares of Common Stock to 200 Million;

(b)	Authorize 20 Million shares of Preferred Stock; and

(c)

Designate Five Million shares of Preferred Stock as “Series A Preferred Stock” with the rights, designations and preferences as set forth in the Certificate of Designation for the Series A Preferred Stock.

(iii)	Create the Jin Wan Hong International Holdings Limited 2018 Equity Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following document is filed as an Exhibit:

Exhibit	Description
3.1	Certificate of Amendment to Articles of Incorporation (including Certificate of Designation for the Series A Preferred Stock).
10.01

Share Exchange Agreement dated as of March 6, 2019 between Jin Wan Hong International Holdings Limited, Jin Wan Hong (BVI) International Holdings Limited and the shareholders of Jin Wan Hong (BVI) International Holdings Limited.

10.02	Jin Wan Hong International Holdings Limited 2018 Equity Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Jin Wan Hong International Holding Limited

Date: March 13, 2019	By:	/s/ Teng Fei Ma
Teng Fei Ma
CEO, CFO

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